UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TESCO CORPORATION

(Exact name of registrant as specified in its charter)

Alberta, Canada	76-0419312
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

11330 Clay Road, Suite 350

Houston, Texas 77041

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Fernando R. Assing

President and Chief Executive Officer

Tesco Corporation

11330 Clay Road, Suite 350

Houston, Texas 77041

(713) 359-7000

Copies to:

Brian P. Fenske Norton Rose Fulbright US LLP 1301 McKinney, Suite 5100 Houston, Texas 77010-3095 (713) 651-5557	Jaime L. Gagner Norton Rose Fulbright Canada LLP 400 3rd Avenue SW, Suite 3700 Calgary, Alberta T2P 4H2 Canada (403) 267-9563
(Name, address (including zip code) and telephone number (including area code) of agent for service)

Approximate date of commencement of proposed sale to the public: Not Applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

Tesco Corporation (“Tesco”, the “Registrant” or the “Company”) is filing this Post-Effective Amendment No. 1 to a Registration Statement on Form S-3 (File No. 333-211271) filed on May 10, 2016, as amended on May 24, 2016 and declared effective May 24, 2016 (the “Registration Statement”), to remove from registration, by means of post-effective amendment, any and all shares of common stock, no par value per share, of the Company, that were originally registered under the Registration Statement but remain unissued or unsold under the Registration Statement.

On December 15, 2017,  the Company, Nabors Industries Ltd., and Nabors Maple Acquisition Ltd. (“AcquisitionCo”) completed the statutory plan of arrangement under section 193 of the Business Corporations Act (Alberta) (the “Arrangement”) previously announced on August 13, 2017, pursuant to which AcquisitionCo acquired all of the issued and outstanding common shares of the Company.  As a result of the completion of the Arrangement, the Company has terminated all offerings of securities pursuant to the Registration Statement.

In accordance with the undertakings made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Registrant hereby removes from registration all such securities of the Registrant registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 15, 2017.

TESCO CORPORATION

By	/s/ Fernando Assing
Fernando Assing
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons on December 15, 2017, in the capacities indicated.

Signature	Title	Date

/s/ Fernando Assing	President, Chief Executive Officer and Director (Principal Executive Officer)
Fernando R. Assing		December 15, 2017

/s/ Christopher L. Boone	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Christopher L. Boone		December 15, 2017

/s/ Michael W. Sutherlin
Michael W. Sutherlin	Chairman of the Board	December 15, 2017

/s/ John P. Dielwart
John P. Dielwart	Director	December 15, 2017

/s/ Vance Milligan
R. Vance Milligan	Director	December 15, 2017

/s/ Douglas R. Ramsay
Douglas R. Ramsay	Director	December 15, 2017

/s/ Rose M. Robeson
Rose M. Robeson	Director	December 15, 2017

/s/ Elijio V. Serrano
Elijio V. Serrano	Director	December 15, 2017